                                                                    EXHIBIT 10.2
                      Employee:            NIELD J. MONTGOMERY
                      Address:             9975 Parvin Street
                                           Las Vegas, Nevada  89123

                      Effective Date:      June ___, 1996


                      EMPLOYMENT/STOCK REPURCHASE AGREEMENT


           This Employment/Stock Repurchase Agreement (hereinafter "Agreement") is entered into by the above-referenced party (hereinafter "Employee") whose address is as shown above, and NevTEL ,Inc. a Nevada corporation (hereinafter the "Company"). Employee and the Company collectively designated herein as the "Parties" and the "Party" shall mean either one of the Parties.

           The "Effective Date" of this Agreement is shown above.

           WHEREAS, the Company requires the services of a party such as Employee to perform Services (as hereinafter defined); and

           WHEREAS, Employee represents that he is qualified and desires to perform said Services;

           NOW, THEREFORE, for and in consideration of the foregoing recitals and the promises, covenants, terms, conditions and obligations hereinafter set forth, the Parties agree as follows:

           I.         SCOPE OF SERVICES

                      1. The work, activities and services (hereinafter "Services") to be performed by Employee pursuant to the terms and conditions of this Agreement shall include, but are not limited to, the work, activities and services set forth in Exhibit "A" hereto. All other work, activities and services performed by Employee for the benefit of the Company at the direction, request or authorization of the Company shall also be deemed Services. Employee will serve the Company faithfully and to the best of his ability.

                      2. Employee will devote his full time, effort, energy and skill to such employment. Employee shall perform such services as the Company shall direct.

           II.        ASSIGNMENT AND DELEGATION

                      The Parties agree that the Services as defined herein are unique personal services and that the Company is relying upon Employee's experience, expertise and other qualifications in entering into this Agreement. Employee shall not assign or delegate any right, obligation or duty hereunder to any other person or entity without the express written consent of the Company.

           III.       COMPENSATION AND EXPENSES

                      1. Compensation for Services shall be as set forth in Exhibit "B" hereto.

                      2. The Company shall also reimburse Employee for all reasonable and necessary expenses actually incurred by Employee in performing Services hereunder to the extent approved by the Company. Employee shall prepare and submit to the Company a periodic statement of charges in such detail and supported by such receipts, evidence and documentation as the Company may reasonably require.


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                      3.        The Company shall provide Employee such fringe
benefits, including but not limited to participation in any pension, disability income insurance and other employee benefit plans that may be maintained by the Company from time to time as are made generally available to other employees of the Company in accordance with Company policies. The Company reserves the right to change the benefits available under such plans at any time or times.

           IV.        DURATION OF SERVICES

                      A. Term of Agreement. The term of this Agreement shall be for two (2) years, unless sooner terminated as provided herein. The Parties, by their mutual written consent, may extend the term of this Agreement.

                      B. Termination for Cause. The Company may terminate this Agreement for "Cause", effective immediately upon delivery of notice to Employee, in the event Employee (i) shall be arrested for commission of a felony or other act involving moral turpitude, (ii) shall commit any act, specifically including but not limited to drug or alcohol abuse, which is materially and objectively harmful to the Company or its business, (iii) shall commit any act of fraud, dishonesty or theft, whether or not related to his activities on behalf of the Company, (iv) shall fail to perform satisfactorily or shall negligently perform reasonable duties assigned to him by the Company and shall fail to cure such failure within ten (10) days after receipt of written notice thereof from the Company, (v) shall fail to comply with Company policies or procedures and shall fail to cure such failure within ten (10) days after receipt written of notice thereof from the Company, or (vi) shall otherwise default in the performance of his obligations under the terms of this Agreement and shall fail to cure such default within ten (10) days after receipt of written notice thereof from the Company; provided, however, that in no event shall Employee have the right to cure more than one such failure under (iv), (v) or (vi) in any one calendar year; and provided, further, that any termination under clause (iv) or (v) above shall require an arbitrator to determine that the circumstances justify termination for cause, with such arbitrator being appointed in accordance with the rules of the American Arbitration Association. The cost of said arbitration (including each party's attorney's fees) shall be borne by Employee if the arbitrator determines that cause exists and by the Company if the arbitrator determines that no cause exists.

                      C.        Termination Without Cause:

                                1.         Employee may terminate this Agreement
by giving to the Company thirty (30) days written notice and such termination shall be effective on the thirtieth (30th) day following the date of such notice; provided, however, that the Company may, in its sole and absolute discretion, accelerate the effective date of Employee's voluntary termination to any date following the date of such notice.

                                2.         The Company may, without cause,
terminate this Agreement at any time by giving to Employee thirty (30) days written notice and such termination shall be effective on the thirtieth (30th) day following the date of such notice.

                      D. Disability. If Employee shall fail or be unable to perform the Services required hereunder because of any physical or mental infirmity, and such failure or inability shall continue for 60 consecutive days, the Company shall have the right to terminate Employee's employment after delivering written notice thereof to Employee. The Company shall in no way be obligated to compensate Employee after the expiration of the initial 60 days of disability.

                      E. Death. Employee's employment shall terminate upon his death.

                      F. Termination of Company's Obligations. The Company's obligations under Section III shall terminate upon the expiration of the term of this Agreement or upon termination of Employee's employment as provided in this Section IV.

                      G. Termination of Employee's Obligations. Except for Employee's obligation to perform Services and Employee's obligations under
Section I, Employee's obligations under this Agreement shall survive the expiration of the term of this Agreement and termination of Employee's employment as provided in this Section IV.

           V.         NON-COMPETITION

                      A. The Employee and the Company agree that the Company's activities are of a unique and special nature and that if Employee's services were used in competition with the Company, such use would cause serious and possibly irreparable harm to the Company. Accordingly, Employee agrees to the commitments of noncompetitive activities as described herein:

                                1.         Employee agrees that during the
period of employment with the Company and for a period of eighteen (18) months thereafter if Employee (i) is terminated for Cause as provided in Section IV B above, (ii) is terminated by the Company without Cause as provided in Section IVC2 above or as a result of his disability as provided in Section IVD above and Employee's shares in the Company are repurchased as a result of such termination of employment in accordance with the terms of this Agreement, or (iii) voluntarily leaves his employment with the Company, that Employee shall not directly or indirectly: (a) call on, solicit, take away or attempt to take away for the benefit of Employee or of any other person or entity, any customer, supplier or client or prospective customer, supplier or client of Company with whom Employee became acquainted prior to or during employment with Company, or
(b) solicit, take away, or attempt to take away, for the benefit of Employee or of any other person or entity, any employee, officer or consultant of the Company.

                                2.         Employee agrees that during the
period of employment with the Company and for a period of eighteen (18) months thereafter if Employee (i) is terminated for Cause as provided in Section IV B above, (ii) is terminated by the Company without Cause as provided in Section IVC2 above or as a result of his disability as provided in Section IVD above and Employee's shares in the Company are repurchased as a result of such termination of employment in accordance with the terms of this Agreement, or (iii) voluntarily leaves his employment with the Company, that Employee shall not directly or indirectly engage, either as a consultant, independent contractor, proprietor, stockholder, partner, owner, officer, director, employee or otherwise in any business which (a) engages in any business which competes with the business of the Company as such business is conducted or planned to be conducted as of the date of termination of employment, or (b) calls on, solicits, takes away, sells to, or otherwise deals with any customers, supplier or contact of the Company, or (c) which otherwise competes with the Company in Nevada.

                      B. The parties hereto agree that: (i) the covenants and agreements of Employee contained in Paragraph A of this Section are reasonably necessary to protect the interests of the Company in whose favor said covenants and agreements are imposed in light of the nature of the Company's business and the professional involvement of Employee in such business; (ii) the restrictions imposed by Paragraph A of this Section are not greater than are necessary for the protection of the Company in light of the substantial harm that the Company will suffer should Employee breach any of the provisions of said covenants or agreements; (iii) the covenants and agreements of Employee contained in Paragraph A of this Section have been independently negotiated between the parties hereto and serve as a material inducement for certain investors to invest in the Company; (iv) the periods of restriction and restricted area referred to in Paragraph A of this Section are fair and reasonable in that they are reasonably required for the protection of the Company; and (v) the nature, kind and character of the activities Employee is prohibited to engage in are reasonable and necessary to protect the Company in that the Company will rely on Employee for many important aspects of its business.

                      C. Employee acknowledges that a breach by him of any part of Paragraph A of this Section will result in irreparable and continuing damage to the Company and any breach or threatened breach of the covenants provided in Paragraph A of this Section shall be subject to specific performance by temporary as well as permanent injunction or any other equitable remedies of any court of competent jurisdiction.


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                      D.        The covenants and agreements on the part of
Employee contained in Paragraph A of this Section shall be construed as agreements independent of any other agreement between Employee and the Company. The existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of each of such covenants and agreements or otherwise affect the remedies to which the Company is entitled hereunder.

           VI.        COMPANY OPTION TO REPURCHASE EMPLOYEE'S SHARES

                      A. The Company shall have the option to repurchase the shares of stock in the Company (the "Shares") owned by Employee upon the terms set forth in this Item. The terms of Paragraph B below shall apply to 2,000 of the 3,000 Shares owned by Employee as of the date hereof (the "Restricted Shares"). The terms of Paragraph C below shall apply to all other Shares owned by Employee (the "Remaining Shares"), which Remaining Shares shall include any portion of the Restricted Shares that are no longer subject to Paragraph B.

                      B. The Company shall have the option to repurchase the Restricted Shares owned by Employee upon the terms set forth in this Paragraph B.

                                1.         The Restricted Shares shall, as of
the date hereof, consist of two thousand (2,000) Shares. In the event of the termination of Employee's employment with the Company prior to April 1, 1999, as a result of his death or disability, the number of Restricted Shares shall be reduced by 55.5 Shares for each full month of employment after the date of this Agreement and until the termination of Employee's employment with the Company. In the event of the termination of Employee's employment with the Company for "Cause" (as defined herein) before April 1, 1999, the number of Restricted Shares shall not be reduced. In the event of the termination of Employee's employment with the Company for any other reason, the number of Restricted Shares shall be reduced by 666 Shares as of April 1, 1997 if Employee remains in the employ of the Company as of such date and by an additional 667 Shares as of April 1, 1998, if Employee remains in the employ of the Company as of such date. Notwithstanding the foregoing, the number of Restricted Shares shall be reduced to zero (0) if (i) Employee remains in the employ of the Company as of April 1, 1999, or (ii) in the event there is a "Change in Control" (as hereinafter defined) of the Company and Employee's employment with the Company is terminated within one year after such Change in Control either by Employee but only if the location of the Company's principal offices is moved out of the Las Vegas, Nevada area, or Employee's basic duties are materially changed as a result of the Change in Control, or by the Company without "Cause" (as defined in this Agreement). A "Change in Control" shall be deemed to have occurred if: (i) more than 50% of the outstanding Shares of the Company are acquired within a period of one year by persons other than the members of NevTEL, LLC, employees of the Company, immediate family members and affiliates and there is a change in the membership of the Company's Board within a one year period thereafter such that fewer than 50% of the members of the Board are persons who served in such position prior to the change in ownership; (ii) the Company sells all or substantially all of its assets; or (iii) the Company is a party to a merger or consolidation under which the Company is not the surviving company. All Shares that were at any time Restricted Shares but are no longer Restricted Shares shall be considered to be Remaining Shares which are subject to the terms of Paragraph C below.

                                2.         If Employee is at any time prior to
April 1, 1999, not an employee of the Company (whether voluntarily or involuntarily and for any reason whatsoever including death or disability) (the date of his termination of employment being hereinafter referred to as the "Termination Date"), then the remaining stockholders shall have the option to purchase, whereupon Employee or his legal representative shall sell, all, but not less than all, of the Restricted Shares in the Company owned by Employee or any Affiliate of his on the Termination Date, and such Restricted Shares shall be sold free and clear of any and all liens and encumbrances. The purchase price for all of the Restricted Shares shall be $4.00 per Share.

                                3.         The option provided herein shall be
exercised, if at all, by delivery of written notice by the remaining stockholders within sixty (60) days after the Termination Date. Those stockholders electing to exercise such option shall determine between themselves the proportional amounts of Restricted Shares that they each shall purchase, if any, and if they fail to agree upon such division, then each stockholder electing to purchase Restricted Shares shall purchase a fraction of such Restricted Shares equal to the number of Shares owned by such stockholder divided by the total number of Shares owned by all stockholders electing to purchase a portion of the Restricted Shares. If a majority interest of the remaining stockholders request that the Restricted Shares be purchased by the Company and if the Board of Directors approves such repurchase, then the Company shall, in the place and stead of the remaining stockholders, purchase the Restricted Shares under this Section in accordance with the terms set forth herein.

                                4.         The closing of the purchase and sale
hereunder shall occur within thirty (30) days following the exercise of said option and at a time and place as the remaining stockholders may designate by written notice to Employee at least five (5) days in advance of such closing. The parties hereto hereby agree to execute any and all instruments and documents to transfer full and complete title to such Restricted Shares to effectuate the foregoing. At the closing, the purchase price shall be paid in cash.

                                5.         The number of Restricted Shares and
the purchase price per Share set forth in this Paragraph B shall be adjusted appropriately in the event of any stock split, stock dividend or other similar change in the capitalization of the Company. The Board of Directors of the Company shall make the determination of any such adjustments and shall provide Employee with written notice thereof.

                      C. The Company shall have the option to repurchase the Remaining Shares owned by Employee upon the terms set forth in this Paragraph C.

                                1.         If Employee is at any time prior to
April 1 2001, not an employee of the Company (whether voluntarily or involuntarily and for any reason whatsoever including death or disability) (the date of his termination of employment being hereinafter referred to as the "Termination Date"), then the remaining stockholders shall have the option to purchase, whereupon Employee or his legal representative shall sell, all, but not less than all, of the Remaining Shares in the Company owned by Employee or any Affiliate of his on the Termination Date, and such Remaining Shares shall be sold free and clear of any and all liens and encumbrances. The purchase price for all of the Shares shall be the Purchase Price (as defined in subparagraph 4 below).

                                2.         The option provided herein shall be
exercised, if at all, by delivery of written notice by the remaining stockholders within sixty (60) days after the later of the Termination Date or the date the Purchase Price has been determined. Those stockholders electing to exercise such option shall determine between themselves the proportional amounts of Remaining Shares that they each shall purchase, if any, and if they fail to agree upon such division, then each stockholder electing to purchase Remaining Shares shall purchase a fraction of such Remaining Shares equal to the number of Shares owned by such stockholder divided by the total number of Shares owned by all stockholders electing to purchase a portion of the Remaining Shares. If a majority interest of the remaining stockholders request that the Remaining Shares be purchased by the Company and if the Board of Directors approves such repurchase, then the Company shall, in the place and stead of the remaining stockholders, purchase the Remaining Shares under this Section in accordance with the terms set forth herein.

                                3.         The closing of the purchase and sale
hereunder shall occur within thirty (30) days following the exercise of said option and at a time and place as the remaining stockholders may designate by written notice to Employee at least five (5) days in advance of such closing. The parties hereto hereby agree to execute any and all instruments and documents to transfer full and complete title to such Remaining Shares to effectuate the foregoing. At the closing, the purchase price shall be paid by the payment of ten percent (10%) of the Purchase Price in cash at closing with the balance of such Purchase Price being paid by the execution and delivery to Employee of a promissory note payable in equal quarterly installments of principal and interest over a period of four (4) years with interest being calculated at one percent (1%) plus the prime rate as reported in The Wall Street Journal as of the date immediately preceding the day of closing.

                                4.         In the event of Employee's
termination of employment as a result of his resignation or termination for Cause on or before April 1, 1998, the Purchase Price shall be the net book value of the Remaining Shares as of the last day of the last month ending on or before the date of termination of employment; provided, however, that the Purchase Price for any Remaining Shares that were acquired by exercise of Options within six (6) months of the date of termination of employment shall in no event exceed the amount paid for such Remaining Shares. The determination of net book value and the Purchase Price shall be made by the certified public accountants then serving the Company. The determination by such certified public accountants shall be final and binding on the parties hereto. In all other cases, the Purchase Price shall be the Fair Market Value of the Remaining Shares. If the Fair Market Value is determined by an appraisal, then such determination shall be final and binding on the parties hereto.

                                5.         The Fair Market Value of Remaining
Shares shall be determined by agreement of Employee and the Company and if they fail to reach agreement as to Fair Market Value, then the determination shall be made by a qualified independent appraiser selected by the Board of Directors of the Company.

                      D. All certificates representing Shares shall bear the following restrictive legend (in addition to any other legends required to be placed thereon):

                                The Shares represented by this certificate are subject to repurchase by the Company pursuant to the terms of an Employment/Share Repurchase Agreement dated __________________, 1996, a copy of which is on file with the Company.


           VII.       PROFESSIONAL RESPONSIBILITY

                      A. Employee agrees that he will provide in connection with the performance of all Services under this Agreement the standards of care, skill and diligence normally provided by competent professionals in the performance of services similar to that contemplated by this Agreement.

                      B. Employee represents that he has no conflicts of interest in rendering his professional services to the Company.

           VIII.      CONFIDENTIAL INFORMATION, CONFIDENTIAL MATERIAL

                      A. "Confidential Information" as used herein, whether or not reduced to writing and in any and all stages of development, shall include all relevant information concerning, in use or under consideration with respect to intended research or production areas of interest of the Company, but shall not be limited to designs, procedures, experiments, protocols, test results, specifications, documentation, identity of and class of agreements with third parties, costs, profits, revenues, financial statements, and any and all other information, data, financial information, names or lists of names of suppliers and customers, interpretations, analyses, surveys, ideas, strategies, forecasts, discoveries, marketing plans, development plans, techniques, processes, specialized software and databases, know-how and trade secrets which are (a) directly or indirectly disclosed or revealed to Employee by the Company or any of its Management Committee members, officers, employees, agents, attorneys or representatives, or (b) created, developed, conceived or originated by Employee at any time prior to the termination of Employee's employment hereunder, it being acknowledged that any Confidential Information developed by Employee prior to his employment with the Company nevertheless belongs to the Company as a result of the transfer of assets to the Company in consideration for the direct or indirect share ownership that Employee is receiving from the Company.

                      B. "Confidential Material" as used herein shall be any and all tangible materials and objects which embody Confidential Information or from which Confidential Information can be read, reproduced, developed or utilized.

                      C. Anything which is legitimately and lawfully disclosed to Employee by a third party shall be released from the provisions and restrictions of this Agreement, but only to the extent necessary to permit such use and disclosure as are permitted by said third party.

           IX.        CONFIDENTIALITY

                      A. Except as first authorized by the Company, Employee shall not:

                                1.       directly or indirectly disclose,
                                         reveal, report, duplicate or
                                         transfer any Confidential
                                         Information or Confidential
                                         Material to any other person or
                                         entity;

                                2. directly or indirectly aid, encourage, direct or allow any other person or entity to gain possession of or access to Confidential Information or Confidential Material;

                                3. directly or indirectly copy or reproduce Confidential Material or create Confidential Material from Confidential Information;

                                4.      directly or indirectly use, sell or
                                        exploit any Confidential Information or
                                        any Confidential Material or aid,
                                        encourage, direct or allow any other
                                        person or entity to use, sell or exploit any Confidential Information or Confidential Material; or

                                5. directly or indirectly disclose to any third party the nature of the Services, the Company's interest in the Services, or any results of the Services.

                      B. Upon receipt of a written request by the Company, Employee agrees to surrender and return to the Company all Confidential Material.

           X.         MISCELLANEOUS

                      A. This Agreement may only be amended in writing, signed by each Party hereto. The terms of this Agreement shall be interpreted under the laws of the State of Nevada. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

                      B. Employee agrees to execute such additional documents and do such further acts and deeds as may be necessary or desirable to effectuate the purposes hereof and for the perfection of the rights and interests of the Company expressed herein.

                      C. Employee agrees that any actual or threatened breach hereof could subject the Company to substantial, immediate and irreparable damages and consents that the Company would be entitled to equitable relief in the event thereof. Employee agrees that Nevada law applies and that any adjudication of interests hereunder be proved in Nevada courts.

                      D. For all purposes of this Agreement, action or consent by the Company shall require the action or consent of the Company's Board of Directors without participation by Employee.

                      E. The waiver by either party of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

                      F. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

                      G. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and this Agreement contains all the covenants and agreements among the parties with respect to such subject matter.

                      H. The headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

                      I. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                      J. In the event it should become necessary for any party to bring an action, including arbitration either at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees as a part of any judgment therein, in addition to any other award which may be granted.

           IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on or as of the date first above written.

THE COMPANY:                                 EMPLOYEE:
NevTEL, Inc.


By:
    --------------------------               -----------------------------
      Nield J. Montgomery                    Nield J. Montgomery

Its:     President
    --------------------------

                                   EXHIBIT "A"

                                    SERVICES





           Employee shall perform for the benefit of the Company the following work, activities and services ("Services"):


           All duties associated with the positions of President and CEO of the Company.

                                   EXHIBIT "B"

                                  COMPENSATION




(Arrangements for payment of "Compensation")


Salary

1. $5,000.00 per month from April 1, 1996 until such time as the Company commences revenue producing operations on a regular basis.

2.       $10,000.00 per month thereafter.

Severance Pay

1. If Employee's employment is terminated by the Company without cause as provided in Section IVC, then the Company will pay severance pay to Employee as follows:

         a. Termination notice given before October 1, 1996 - severance pay of $60,000.00 payable $10,000.00 per month for the ensuing six months.

         b. Termination notice given on or after October 1, 1996 but before April 1, 1997 - severance pay of $90,000.00 payable $10,000.00 per month for the ensuing nine months.

         c. Termination notice given on or after April 1, 1997 but before April 1, 1998 - severance pay of $120,000.00 payable $10,000.00 per month for the ensuing twelve months.

2.       No severance pay will be payable if Employee's employment is terminated
         (i) with cause as provided in Section IVB, (ii) by Employee's resignation under Section IVC1, or (iii) as a result of Employee's disability or death.

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (the "Amendment") is made and entered into this 1st day of September, 1997 by and between MGC Communications, Inc. ("Employer") and Nield J. Montgomery ("Employee");


                              W I T N E S S E T H:

         WHEREAS, Employer and Employee entered into that certain Employment Agreement dated _____________________, 1996 (the "Agreement"); and

         WHEREAS, the parties now desire to amend the Agreement as hereinafter set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                       1.

         The term of the Agreement (Paragraph A of Article IV of the Agreement) is hereby extended to and through September 1, 2000.

                                       2.

         Beginning September 1, 1997, Employee's Base Salary in Exhibit "B" to the Agreement is increased from $120,000 per annum to $150,000 per annum payable in accordance with the Agreement.

                                       3.

         Item 1c under Severance Pay in Exhibit "B" to the Agreement is hereby amended to read as follows:

                  "c. Termination notice given on or after September 1, 1997 but before April 1, 1998 - $150,000.00, payable $12,500.00 per month for the ensuing twelve months."

                                       4.

         Except as modified by the Amendment, the Agreement remains in full force and effect, whole and unmodified.

         IN WITNESS WHEREOF, the parties have affixed their hands and seals the day and year first above written.

                                             EMPLOYER:

                                             MGC COMMUNICATIONS, INC.


                                             By:_______________________________

                                                Its____________________________




                                                        (CORPORATE SEAL)



                                             EMPLOYEE:


                                             ___________________________(SEAL)
                                             Nield J. Montgomery